UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

June 3, 2010
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

HST Global, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

NEVADA
(STATE OR OTHER JURISDICTION OF INCORPORATION)

000-15303	73-1215433
(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

150 Research Drive, Hampton, VA 23666
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

757-766-6100
Registrant's telephone number, including area code:

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 28, 2010, HST Global, Inc. (the "Company") entered into an agreement (the "Agreement") with Dr. James Forsythe.  Pursuant to this agreement, the Company has agreed to pay $2,000,000 cash for the acquisition of Dr. Forsythe’s Clinic located in Reno, Nevada. In addition, the company will enter into a consulting agreement with Dr. Forsythe in which he will be paid $300,000 per year for a period of 5 years, renewable for 1 year increments thereafter.  The agreement will include a performance provision that will provide bonus incentives based on volume and profit benchmarks.  The company will also enter into a consulting agreement with Earlene Forsythe. This agreement shall be for a period of 5 years, renewable for 1 year increments thereafter.  Consultancy compensation shall be $150,000 per year.  This agreement will include a performance provision that will provide bonus incentives based on volume and profit benchmarks.  The company shall also issue 500,000 shares of HST Global, Inc. common stock at settlement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 3, 2010	HST GLOBAL, INC.
(Registrant)

By: /s/ Ron Howell
Ron Howell
Chief Executive Officer